SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2016

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Suite 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 5, 2016, the Board of Directors of USMD Holdings, Inc. (the “Company”) accepted the resignation of Mr. Gary Rudin from his position as President and Chief Operating Officer of the Company. Mr. Rudin will serve as the Special Assistant to the Chief Executive Officer.

(c) Also on February 5, 2016, the Board of Directors appointed Dr. John House, the Company’s Board Chairman and Chief Executive Officer, also to serve as the Company’s President, and appointed Mr. Michael Bukosky, the Company’s Executive Vice President and Chief Administrative Officer and President of USMD PPM, LLC, also to serve as the Company’s Chief Operating Officer.

There was no change in the compensation provided by the Company to Dr. House or Mr. Bukosky in connection with their assumption of the duties of President and Chief Operating Officer, respectively. The information required by Item 401(b), (d) and (e) and Item 404(a) of Regulation S-K for Dr. House and Mr. Bukosky is incorporated herein by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on May 22, 2015 with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: February 10, 2016	By:	/s/ Chris Carr
Chris Carr
Secretary